Exhibit No. 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 (33-48500), pertaining to the United Retail Group Retirement Savings Plan, of our report dated March 8, 2004, on the financial statements and supplemental schedule of the United Retail Group Retirement Savings Plan which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2003.

/s/AMPER, POLITZINER & MATTIA AMPER POLITZINER & MATTIA, P.C.

May 24, 2004 Flemington, New Jersey